                                                                   EXHIBIT 10.12

                                  LAKEVIEW 400
                             OFFICE LEASE AGREEMENT

     THIS LEASE is made as of the 18th day of August, 1997 between SVA OXFORD LIMITED PARTNERSHIP, a Texas limited partnership (hereinafter called "Landlord") and VANSTAR CORPORATION, a Delaware corporation (hereinafter called "Tenant").

                                  WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter called "Premises") shown on Exhibit "A" attached hereto and made a part thereof, being 58,262 square feet of space located in a single story office building (the "Building") constructed on a parcel of land (the "Property") located in Fulton County, Georgia and more particularly described on Exhibit "B" attached hereto and made a part hereof. The Building and Property, together with any adjacent or nearby property and improvements thereon from time to time owned by Landlord and operated in conjunction with the Building and Property, are sometimes referred to in this Lease as the "Lakeview 400 Complex".

          PREMISES:        2575 WESTSIDE PARKWAY
                           SUITE 500
                           ALPHARETTA, GEORGIA 30201

     1.  TERM AND POSSESSION.

     (a) The term of the Lease shall be for sixty (60) months (or until sooner terminated as herein provided) (the "Lease Term"), beginning on the "Commencement Date" (as hereinafter defined), except that if the date the Lease Term begins is other than the first day of a calendar month, the term hereof shall be extended for the remainder of that calendar month. The first lease year ("Lease Year") shall begin on the date the Lease Term commences and shall end on the last day of the twelfth (12th) full month following the date the Lease Term commences. Succeeding Lease Years shall each consist of a twelve (12)-month period beginning with the first day of the first month following the end of the prior Lease Year.

     (b) The Commencement Date shall be the earlier of (i) the date upon which the Premises have been substantially completed in accordance with the plans and specifications of Landlord (other than any work which cannot be completed on such date provided such incompletion will not substantially interfere with Tenant's use of the Premises), or (ii) the date on which Tenant takes possession of all of the Premises; provided, however, that if Landlord shall be delayed in such substantial completion as a result of any of the following (hereinafter, a "Tenant Delay"): (1) Tenant's failure to agree to plans, specifications, or cost estimates with a reasonable period of time; (2) Tenant's request for materials, finishes or installations other than Landlord's standard, provided Landlord has notified Tenant at the time of Tenant's request that such request may result in a delay in substantial completion; (3) Tenant's changes in plans, provided Landlord has notified Tenant at the time of Tenant's request that such request may result in a delay in substantial completion; or (4) the performance or completion by a party employed by Tenant; or (5) Tenant's failure for any reason to perform any obligation under the Lease (including, but not limited to, Exhibit "C" attached hereto) within the specified period, the Commencement Date and the payment of rent hereunder shall be accelerated by the number of days of such delay.

     (c) The Premises shall be deemed substantially completed and possession delivered when Landlord has substantially completed the work to be constructed or installed pursuant to the plans and specifications described in Exhibit "C" attached hereto and made a part hereof, subject only to the completion of items on Landlord's punch list (and exclusive of the installation of all telephone and other communications facilities and equipment and other finish work to be performed by or for Tenant), and Landlord has obtained a certificate of occupancy (or temporary certificate of occupancy which permits Tenant to commence conducting Tenant's business from the Premises). Tenant shall have the right prior to the Commencement Date to enter upon the Premises to prepare same for occupancy by Tenant, including, but not limited to, installation of telephone, data and other telecommunication equipment, office furniture and furniture systems, installation of security devices and locks, and other finish work to be performed by or for Tenant.

     (d) The taking of possession by Tenant shall be deemed conclusively to establish that the Building, other improvements, and the Premises have been completed in accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken, except for latent defects and punchlist items.

     2.  MONTHLY RENTAL.

     (a) Tenant shall pay to Landlord throughout the term of this Lease annual rental as set forth below, payable in equal monthly rental installments payable in advance on the first day of each month during every year of the term hereby demised in lawful money of the United States, without deduction or offset whatsoever, to Landlord or to such other firm as Landlord may from time to time designate in writing. Said rental is subject to adjustments as provided hereinbelow. If this Lease commences on a day other than the first day of a calendar month, the monthly rental for the fractional month shall be appropriately prorated. The annual and monthly rental, subject to adjustment as hereinafter provided, is as follows:

         Lease   Base Rent
         Year    $/RSF/Yr.            Annual           Monthly
         ----    ---------            ------           -------
         One      $12.25           $713,709.50        $59,475.79
         Two      $12.62           $735,120.79        $61,260.07
         Three    $13.00           $757,174.41        $63,097.87
         Four     $13.39           $779,889.64        $64,990.80
         Five     $13.79           $803,286.33        $66,940.53

     (b) Tenant recognizes that late payment of any rent or other sum due hereunder from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other payment due hereunder from Tenant to Landlord remains unpaid ten (10) days after said amount is due, the amount of such unpaid rent or other payment shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to five percent (5%) of the amount of the delinquent rent or other payment. The amount of the late charge to be paid to Landlord by Tenant for any month shall be computed on the aggregate amount of delinquent rents and other payments, including all accrued late charges then outstanding, and shall be deemed to be rental for all purposes hereunder. Tenant agrees that such amount is a reasonable estimate of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. The provisions of this paragraph in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this paragraph in any way affect Landlord's remedies pursuant to Paragraph 18 of this Lease in the event said rent or other payment is unpaid after the date due.

     (c) The monthly rental payable hereunder shall be subject to adjustment each calendar year during the term of this Lease in the following manner:

          (i) Throughout the term of this Lease, Tenant shall pay to Landlord as additional rent Tenant's proportionate share of the Direct Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Building during each calendar year of the Lease Term. Tenant's Proportionate Share of Direct Operating Expenses (as hereinafter defined) shall be prorated on a daily basis using a 365-day calendar year, as necessary for any year during which this Lease is in effect for less than the full twelve month calendar year. Direct Operating Expenses shall be calculated on an accrual basis. For the purpose of estimating the Direct Operating Expenses during each year, Landlord shall reasonably estimate such expenses based on the actual Direct Operating Expenses for the preceding year, if available, any then-known cost changes or additional expenses which can be reasonably anticipated to occur within the year for which such expenses are estimated, Landlord's experience with similar office buildings, the costs of contracts already entered, commercially reasonable quotes obtained, commercially reasonable representations of providers of the services and equipment, consultation with specialists such as insurers, and other factors a prudent lessor would use to make a fair and accurate estimate of operating costs.

          The parties agree that (i) the estimated Direct Operating Expenses for calendar year 1997 shall be $4.25 per RSF, or $20,634.46 per month (as reflected on Exhibit "H" attached hereto and made a part hereof), and shall thereafter be subject to adjustments as provided for in this paragraph 2(c); and (ii) that, notwithstanding anything in this Lease to the contrary, such $4.25 per RSF charge is an estimate by the parties to cover Landlord's costs of all Direct Operating Expenses (other than light bulb replacement and the cost of all maintenance and repairs to Tenant's mechanical systems, including Tenant's HVAC system) for the Premises, including, but not limited to, (i) Tenant's cost for metered electricity usage and consumption on the Premises for lights, convenience power and operation of the Premises' dedicated HVAC system, and janitorial cleaning of the Premises; and (ii) Tenant's proportionate share of the cost of (a) real estate taxes and Building insurance; (b) water and sewer service, janitorial, systems maintenance, trash removal, property management fees; and (c) Landlord's maintenance and repair expenses of the common areas of the Project, including landscaping. Landlord shall charge Tenant a reasonable fee to cover Landlord's expenses to administer the payment of the above described Tenant expenses ("Administrative Expenses"), which fee will be $0.18 per RSF for each calendar year during the Lease Term and will be in addition to Direct Operating Expenses. Landlord shall cause the timely payment of all such costs that Landlord is administering for Tenant. At the end of each calendar year, Landlord and Tenant Will reconcile Landlord's estimated Administrative Expenses with Landlord's actual Administrative Expenses for the previous calendar year in the same manner as Landlord's Direct Operating Expenses. At any time during the Lease Term, Tenant shall have the right as to any subsequent calendar year to have Landlord cease administering the payment of some or all of Tenant's expenses which relate solely to Tenant upon giving Landlord not less than thirty (30) days written notice thereof prior to the commencement of such subsequent calendar year. Thereafter, Tenant shall be responsible for paying its own such expenses directly, and the estimated monthly Direct Operating Expense Additional Rent payment paid by Tenant shall be appropriately adjusted downward to reflect the financial impact of Tenant paying such expenses of Tenant directly. Tenant acknowledges that electricity, gas and certain other bills and accounts will be in Tenant's name and that Tenant will be liable for such bills notwithstanding that they are sent to Landlord for purposes of payment.

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          (ii)   "Tenant's Proportionate Share of Direct Operating Expenses"
shall mean, for each calendar year (or portion thereof), the product of (i) the Direct Operating Expenses multiplied by (ii) a fraction, the numerator of which is the number of square feet contained in the Premises (58,262) and the denominator of which is the number of rentable square feet contained in the Building (89,119).

          (iii) For purposes of this Lease, the term "Direct Operating Expenses" shall consist of all "operating costs" (as hereinafter defined) for the Building, and the Building's share of all operating costs for any parking, landscaping and common areas serving the Building, and the Property (the Building, such parking, landscaping and common areas and the Property being hereinafter referred to collectively as the "Project"). To the extent any costs are incurred for the benefit of the Building and the other ounce building located on the Property, such costs shall be appropriately allocated to the Building and such other building, and if the actual allocation cannot be determined, the cost shall be shared on a proportionate basis relative to the rentable square footage of each of the respective buildings. For purposes of this Lease, the term "operating costs" shall mean all reasonable expenses, costs and disbursements computed on the accrual basis, relating to or incurred or paid in connection with the operation, maintenance and repair of the Project, including, but not limited to the following:

          a. Building personnel costs, including, but not limited to, salaries, wages, fringe benefits, social security taxes and other direct and indirect costs of building personnel engaged in the operation and maintenance of the Project and associated overhead.

          b. The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Project, including the cost of all agreements for the maintenance and service of such items.

          c. The cost of water, sewer, gas, heating, lighting, ventilation, electricity, air conditioning, and any other utilities supplied or paid for by Landlord for the Project and the costs of maintaining the systems supplying the same, including, but not limited to, any utility and service costs incurred by Landlord.

          d. The cost of all agreements for maintenance and service of the Project, including, but not limited to, agreements relating to security service, window cleaning, Building management, and landscaping maintenance.

          e. The cost of maintaining sprinkler systems, fire extinguishers and fire hoses, systems and equipment that may be now or hereafter required by the Americans With Disabilities Act, and the cost of all security services and protective services or devices rendered to or in connection with the Project or any part thereof, to the extent supplied or paid for by Landlord.

          f. Insurance premiums for insurance for the Project required to be maintained by Landlord hereunder or which a prudent owner would carry, including, but not limited to, premiums for insurance maintained by Landlord, business interruption or rental abatement insurance, and liability insurance.

          g. The cost of repairs and general maintenance of the Project (excluding repairs, alterations and general maintenance paid by proceeds of insurance or attributable solely to tenants of the Project other than Tenant, but including deductibles paid by Landlord), including, but not limited to: maintenance and cleaning of common areas and facilities; lawn mowing, gardening, landscaping, and irrigation of landscaped areas; line painting, pavement repair and maintenance, sweeping, and sanitary control; removal of snow, trash, rubbish, garbage, and other refuse; the cost of personnel to implement such services, to direct parking, and to police the common areas; the cost of exterior and interior painting of common areas; all maintenance and repair costs; and the cost of maintenance of sewers and utility lines.

          h. The amortization (together with reasonable financing charges) of the cost (including labor and materials) of capital investment items, subject to the provisions of Paragraph 2(c)(iii)(d) on page 4 of this Lease.

          i. All taxes, assessments, and governmental or other charges, general or special, ordinary or extraordinary, foreseen or unforeseen, which are levied, assessed, or otherwise imposed against the Project, street lights, personal property or rents, or on the right or privilege of leasing the Project, collecting rents therefrom or parking vehicles thereon, by any federal, state, county, or municipal government or by any special sanitation district or by any other governmental or quasi-governmental entity that has taxing or assessment authority, and any other taxes and assessments, together with any interest and penalties thereon, attributable to the Project or its operation (herein collectively called the "Impositions"), but exclusive of federal, state and local income taxes of Landlord, inheritance taxes, estate taxes, gift taxes, transfer taxes, excess profit taxes and any taxes imposed in lieu of such taxes. If at any time during the Lease Term, the present method of taxation or assessment shall be so changed that the whole or any part of the Impositions now levied, assessed or imposed on real estate and the improvements thereon shall be discontinued and as a substitute therefor, or in lieu of and in addition thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be


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deemed to be included within the Impositions and the operating costs. Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent the same exceed building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Project to give effect to this sentence).

          j. All assessments (if any) assessed against the Project during the Lease Term with respect to the lake located on and adjacent to the Property.

          k. Reasonable fees of accountants, attorneys and other consultants, professionals or advisors incurred by Landlord with respect to the Project.

          l. Any other costs or expenses reasonably incurred by Landlord in the operation of the Project.

     Anything in this Lease to the contrary notwithstanding, Direct Operating Expenses under this Lease shall not include:


               (a) Any and all costs of improvements or alterations (i) to any of the premises of any other tenants in the Building (other than general maintenance and repair to any such tenant's premises which is Landlord's responsibility under tenant leases for the Building generally), or (ii) to any areas of the Building not presently leased or designated as leasable area in order to convert it into leasable area (other than general maintenance repair to any such areas);

               (b) Expenses incurred in leasing or procuring new tenants or renewing leases or expanding leaseholds of existing tenants (including lease commissions, legal fees, advertising expenses, expenses of renovating space for new or existing tenants, and construction or other allowances to new or existing tenants);

               (c) Except as provided in subparagraph (d) below, principal or interest payments on loans secured by mortgages, or trust deeds or assignments of rent, on the Property or Building;

               (d) Costs of capital improvements, except that Direct Operating Expenses shall include the cost of any capital improvement which (i) can be reasonably expected to reduce any component cost included within Direct Operating Expenses, (ii) is appropriate to replace or repair existing items which have worn out or are in need of repair (but excluding the repair or replacement of heating, ventilating or air conditioning systems or equipment or other systems or equipment serving only the Premises), or
     (iii) which are necessary to keep the Project, Premises or Building in compliance with all present and future governmental laws, rules and regulations applicable from time to time thereto. Costs of capital improvements permitted to be charged as Direct Operating Expenses hereunder shall be amortized over a reasonable period consistent with generally accepted principles of accounting, with interest on the unamortized amount, at the rate of two percent (2%) per annum above the base rate of interest charged on corporate loans at large U.S. money center commercial banks as published in the Wall Street Journal (but in no event at a rate which is more than the highest lawful rate allowable in the State of Georgia);

               (e) Expenses for repairs or other work occasioned by fire, windstorm or other insured casualty or resulting from the exercise of a power of eminent domain; provided, that the amount of Landlord's insurance deductible for the Lakeview 400 complex may be included in Direct Operating Expenses up to, but not exceeding in any event, the amount of $50,000 per calendar year;

               (f) Legal and other expenses incurred in negotiating or enforcing the terms of any tenant lease, and legal fees not relating to the operation or maintenance of the Project;

               (g) Ground rent or land lease obligations with respect to the Property or Building;

               (h) Wages, salaries and other compensation paid to any employee above the grade of the highest ranking Senior Property Manager, as prorated based upon the amount of time any such employee spends with respect to the Project;

               (i) Expenses for utility or other services for which Landlord receives direct reimbursement from any tenant or other party (other than through the Direct Operating Expenses reimbursement provisions of leases);

               (j) Depreciation expense, except in the form of amortized costs of capital improvements to the extent expressly permitted in subparagraph 2(c)(iii)(d) set forth above;

               (k) Any interest, fines or penalties and all related expenses (including attorneys fees) incurred as a result of Landlord's violation of any governmental rule, statute or authority, or any mortgage or other instrument affecting the Property or Building, or other wrongful conduct of Landlord; and

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                  (1)  Losses of rent, bad debts and any damages or settlements paid to any tenant, prospective tenant or occupant of the Building.

          (iv) Tenant acknowledges that various services and other costs relating to the Building may be incurred in connection with the Building and one or more other buildings within the Lakeview 400 Complex. In such event, such costs shall be appropriately allocated among the Building and such other buildings for purposes of determining the portion of such costs to be included in Direct Operating Expenses.

          (v) Nothing contained in this Section shall imply any duty on the part of Landlord to pay any expense or provide any service not otherwise imposed by the express terms of this Lease.

          (vi) On or about December 31 of each calendar year during the Lease Term, Landlord shall estimate the amount of Direct Operating Expenses and Tenant's Proportionate Share of Direct Operating Expenses for the ensuing calendar year or (if applicable) fractional part thereof and notify Tenant in writing of such estimate. Such estimate shall be made by Landlord in the exercise of its discretion, and shall not be subject to dispute by Tenant. The amount of additional rent specified in such notification shall be paid by Tenant to Landlord in equal monthly installments in advance on the first day of each month of such ensuing calendar year, at the same time and in the same manner as base rent.

          (vii) Within One Hundred Twenty (120) days after December 31 of any calendar year during the Lease Term for which additional rent is due under this Section, Landlord shall advise Tenant in writing, of the amount of actual Direct Operating Expenses for such calendar year. If the Direct Operating Expenses for such calendar year prove to be greater than the amount previously estimated, Landlord shall invoice Tenant for the deficiency as soon as practicable after the amount of underpayment has been determined, and Tenant shall pay such deficiency to Landlord within thirty (30) days following its receipt of such invoice. If, however, Direct Operating Expenses for such calendar year are lower than the amount previously estimated, Tenant shall receive a credit (or in the event the term of this Lease has then expired, Tenant shall receive a cash refund) toward the next ensuing monthly payment or payments of the estimated amount of Tenant's Proportionate Share of Direct Operating Expenses in the amount of such overpayment until depleted, but in no event shall Tenant's Proportionate Share of Direct Operating Expenses be deemed to be less than zero. Landlord agrees that Tenant, within ninety (90) days after receipt by Tenant of such annual statement from Landlord, shall have the right during normal business hours and after at least ten (10) business days' prior written notice from Tenant to Landlord to audit Landlord's records at the place where such records are kept with respect to Direct Operating Expenses for the immediately preceding one (1) calendar year period, at Tenant's cost (except where the total variance is greater than ten percent (10%) overcharging of Tenant in which case Landlord shall pay the cost of the audit), provided that the results of any such audit shall be kept strictly confidential by Tenant and shall not be disclosed to any party except pursuant to litigation between Landlord and Tenant concerning Direct Operating Expenses. Any resulting undercharging or overcharging of Tenant shall be adjusted between Landlord and Tenant within thirty (30) days after such amount is finally determined.

     3.   [INTENTIONALLY OMITTED]

     4.   OCCUPANCY AND USE.

     (a) Tenant shall use and occupy the Premises for general office purposes and for no other use or purpose without the prior written consent of Landlord.

     (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purposes or for any business, use or purpose deemed to be disreputable or inconsistent with the operation of a first class office building, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises.

     5.   COMPLIANCE WITH LAWS.

     (a) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building in which the Premises are situated or any of its contents or cause a cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises.

     (b) Tenant shall not use, handle, store, deal in, discharge, or fabricate any Hazardous Materials (as herein defined) on or about the Premises. Tenant shall indemnify Landlord (and anybody claiming by, through, or under Landlord) from and against any and all claims, damages, losses, and expenses (including reasonable attorneys' fees and court costs) incurred by Landlord or anybody claiming by, through, or under Landlord as a result of the existence of any Hazardous Materials on or about the Premises or any environmental problems relating to the Premises which are caused by or related to the delivery, deposit or creation of Hazardous Materials on or about the Premises during the term of this Lease. As used herein, "Hazardous Materials" means any petroleum or chemical liquids or solids, liquid or gaseous products, contaminants, oils, radioactive materials, asbestos, PCB's, urea-formaldehyde, or any toxic or hazardous waste or hazardous substances, as those terms are used in (A) the Resources Conservation Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq.; (B) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq.; (C) the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; (D) the Toxic Substances and Control Act, 15 U.S.C. ss.ss. 2601 et seq.; (E) the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; (F) any and all applicable environmental laws and regulations of the State of Georgia; and (G) any and all other applicable federal, state or local law or regulation governing hazardous substances or workplace health or safety, as such laws may be amended from time to time.

     (c) Subject to such matters, if any, as are disclosed in any existing environmental reports or audits with respect to the Property, Landlord represents that it has not received any notice of the existence of any Hazardous Materials on or about the Premises in violation of any applicable federal, state or local environmental law or regulation.

     6.   ALTERATIONS; SIGNS.

     (a) Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof without the prior written consent of Landlord, which consent, as to nonstructural alterations or additions which are not visible from the exterior of the Premises, shall not be unreasonably withheld, delayed or conditioned, and no such alterations, additions or improvements shall be made without the supervision of Landlord's designated agent or representative. All such alterations, additions, or improvements in, on, or to said Premises, except for Tenant's movable furniture and equipment, shall immediately become Landlord's property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. In the event Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant's sole cost and expense, in accordance with all applicable laws, ordinances, and regulations and all requirements of Landlord's and Tenant's insurance policies, and in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same, and all subcontractors, must first be approved in writing by Landlord, or, as to any structural alterations, additions or improvements or any alterations, additions or improvements affecting the roof, exterior walls, foundation or Building systems, at Landlord's option, the alteration, addition or improvement shall be made by Landlord for Tenant's account and Tenant shall reimburse Landlord for the cost thereof upon demand. Upon the expiration or sooner termination of the term herein provided, Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed, provided, however, that Landlord made such removal a condition of its consent at the time Tenant requested and Landlord granted its prior written approval of same, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, less normal wear and tear. Tenant agrees that Landlord shall have the right to charge a commercially reasonable fee for any and all construction supervision provided by Landlord's designated agents or representatives in connection with any alterations, additions, or improvements to the Premises by Tenant. Such fee, at Landlord's option, shall be either a fixed fee or a fee calculated on an hourly basis, considering the time expended by Landlord's agents or representatives in supervising Tenant's construction. Notwithstanding any provision to the contrary herein, any alteration, addition or improvement which is non-structural and which is not visible from the exterior of the Premises, and which has an aggregate cost of less than $2,500.00 (a "Minor Alteration"), shall not require notice to or the prior written consent of Landlord.

     (b) No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed, or otherwise displayed on any part of the exterior or the interior of the Building, except on the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its opinion tends to impair the reputation of the Building or its desirability as a first class office building, and upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however, that any temporary exterior signage shall be consistent of the operation of similar first class office buildings in the area in which the Building is located, and exterior signs advertising the Premises for lease shall not be permitted prior to the date that is six (6) months prior to the expiration of this Lease without Tenant's prior written approval. Upon the termination of this Lease, Landlord, at Tenant's expense, shall remove all of Tenant's signs and shall repair any injury or damage caused by such removal. At Tenant's expense, Landlord shall install Tenant's name on a monument sign near the walkway to the Premises, in accordance with Landlord's signage standards. Tenant may, at Tenant's expense, install its corporate name and logo (conforming to Tenant's corporate standard graphics) on the exterior door to the Premises, subject to compliance with Landlord's building standards for all such signage. The estimated cost of Tenant's signage is $350.00.

     7.   REPAIR.

     By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver them and otherwise in good order, condition and repair, except for latent defects and punchlist items. Except as otherwise provided in Paragraph 12(a) hereof. Tenant shall, at all times during the term hereof at Tenant's sole cost and expense, keep the Premises and every part thereof in good order, condition and repair, excepting ordinary wear and tear, damage thereto by fire, earthquake, act of God or the elements. Tenant shall upon the expiration or sooner termination of the term hereof, unless Landlord demands otherwise as in Paragraph 6 hereof provided, surrender to Landlord the Premises and all repairs, changes, alterations, additions and improvements thereto in the same condition as when received, or when first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements excepted. It is hereby understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof except as described on Exhibit "C" hereto, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth. Repair of damage to the Premises caused by the grossly negligent or intentional acts of Landlord or Landlord's employees, agents or contractors shall be at Landlord's expense.

     8.   LIENS.

     Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within ten (10) days following notice of the recordation of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to Landlord by Tenant on demand and with interest at the rate of four percentage points higher than the prime commercial lending rate from time to time of First Union National Bank of Georgia in Atlanta, Georgia, provided, however, that if such rate exceeds the maximum rate permitted by law, the maximum lawful rate shall apply; the interest rate so determined is hereinafter called the "Agreed Interest Rate". Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and, except with respect to a Minor Alteration, Tenant shall give to Landlord at least five (5) business days prior notice of commencement of any construction on the Premises.

     9.   ASSIGNMENT AND SUBLETTING.

     (a) Tenant shall not sell, assign, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, sublet the Premises or any portion thereof, or suffer any other person to occupy or use the Premises or any portion thereof, without the prior written consent of Landlord as provided herein, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall Tenant permit any lien to be placed on the Tenant's interest by operation of law. Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than ten (10) business days after the date of Tenant's notice) to sublet the Premises or any portion thereof for any part of the term hereof; and supply Landlord with such information, financial statements, verifications and related materials as Landlord may request or desire to evaluate the written request to sublet. Upon receiving said notice by Tenant with respect to any of the Premises, Landlord may withhold or grant its consent to Tenant's subletting the Premises specified in said notice, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant's own cost and expense, discharge in full any commissions which may be due and owing as a result of any proposed assignment or subletting. Tenant agrees to pay to Landlord, promptly after request therefor, the amount of all attorneys' fees and expenses incurred by Landlord in connection with any assignment or subletting issues or review of documentation relating thereto.

     (b) Any subletting or assignment hereunder by Tenant shall not result in Tenant being released or discharged from any liability under this Lease. As a condition to Landlord's prior written consent as provided for in this paragraph, the assignee or subtenant shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease or assignment and an agreement of said compliance by each sublessee or assignee.

     (c) Landlord's consent to any sale, assignment, encumbrance, subletting, occupation, lien or other transfer shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent occurrence. Any sale, assignment, encumbrance, subletting, occupation, lien or other transfer of this Lease which does not comply with the provisions of this Paragraph 9 shall be void.

     (d) Landlord's consent to a proposed assignment or subletting pursuant to this Paragraph 9 shall not be unreasonably withheld, delayed or conditioned, but, in addition to any other grounds for denial,

Landlord's consent shall be deemed reasonably withheld if, in Landlord's reasonable judgment, any of the following conditions exist:

          (i) the proposed assignee or subtenant intends to use any part of the Premises for the operation of a retail business or for a purpose not permitted under this Lease; or

          (ii) the use of the Premises or the Building by the proposed assignee or subtenant would, in Landlord's reasonable judgment, significantly increase the pedestrian traffic in and out of the Building, or would require material or substantial alterations to the Building, Premises or Project in order to comply with applicable laws; or

          (iii) the proposed use by such subtenant or assignee would result in a violation of an exclusive right granted to another tenant in the Building, or require rezoning or a zoning variance; or

          (iv)   the proposed subtenant or assignee is a governmental agency; or

          (v) the business and operations of the proposed assignee or subtenant are inconsistent with the maintenance of a Class A Building, and/or would be incompatible with the businesses and operations being conducted by other tenants in the Building or Project; or

          (vi) the proposed use by such subtenant or assignee could create a condition that is dangerous to persons or property (e.g. a foreign consulate) or could create an atmosphere or condition that could be disruptive to the operation of the Building or Project (e.g. an abortion or methadone clinic), or could create substantially heavier volumes of traffic in the Project than the Project was designed for; or

          (vii) as a result of the number of people to be officed in the space proposed for sublease or assignment, the efficiency of the Premises' HVAC system would be materially diminished; or

          (viii) with respect to a sublease, Tenant proposes to demise the sublease space in a commercially unreasonable manner (e.g. in a configuration that would not be readily leasable at the end of the Lease Term) and does not provide Landlord with additional security in an amount equal to all reasonably anticipated restoration costs.

     10.  INSURANCE AND INDEMNIFICATION.

     (a) Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damages to any person or property in or about the Premises or the Project by or from any cause whatsoever, without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement, or other portion of the Premises or the Building, caused by gas, fire, or explosion of the Building or the complex of which it is a part or any part thereof, or caused by theft or other act or omission of any person, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

     (b) Tenant shall hold Landlord harmless from and defend and indemnify Landlord against any and all claims or liability for any injury or damage to any person or property whatsoever: (i) occurring in, on or about the Premises or any part thereof, (ii) occurring in, on, or about any facilities (including, without limitation, stairways, parking areas, passageways, walkways or hallways), the use of which Tenant may have in conjunction with other tenants of the Building, when such injury or damage shall be caused in part or in whole by the act, neglect, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees (but excluding and injury or damage caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors). Tenant further agrees to indemnify, defend and save harmless Landlord against and from any and all claims in any manner relating to any work or thing whatsoever done by Tenant in or about, or any transactions of Tenant concerning, the Premises, and will further indemnify, defend and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees and licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Furthermore, in case any action or proceeding be brought against Landlord by reason of any claims or liability, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. The provisions of this Lease with respect to any claims or liability occurring prior to the termination or expiration of this Lease shall expressly survive such termination or expiration of this Lease.

     (c) Tenant agrees to purchase at its own expense and to keep in force during the term of this lease a policy or policies of worker's compensation and comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of Two Million Dollars ($2,000,000.00) for property damage and Three Million Dollars ($3,000,000.00) per occurrence for personal injuries or deaths of persons occurring in or about the Premises. Said policies shall: (i) name Landlord as an additional insured (except for the worker's compensation policy, which shall instead include a waiver of subrogation endorsement in favor of Landlord), (ii) be issued by an insurance company which has a Best's Insurance Guide Rating of at least A- and which is licensed to do business in the State of Georgia, and (iii) provide that said insurance shall not be canceled unless thirty (30) days prior written notice shall have been given to Landlord. Said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the term of the Lease and written request of Landlord and upon each renewal of said insurance.

     (d) Tenant represents that Tenant has not engaged or worked with any real estate brokers or agents other than Brannen/Goddard Company and Carter & Associates (collectively, "Broker") in connection with this Lease or the Premises. Tenant shall indemnify and hold harmless Landlord and Landlord's agents from and against any and all claims for commissions or other compensation, and any liabilities, damages and costs relating thereto, that may be asserted by any person or entity other than Broker to the extent that Tenant has engaged such person or such claim results from any action of Tenant.

     11.  WAIVER OF SUBROGATION.

     Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building in which the Premises are located; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releaser to coverage thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will request its insurance carriers to include in its policies such a clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so. If such other party fails to pay such extra cost, the release provisions of this Paragraph shall be inoperative against such other party to the extent necessary to avoid invalidation of such releasor's insurance.

     12.  SERVICE, UTILITIES, AND PARKING.

     (a) Landlord shall maintain the public and common areas of the Property, and the roof, exterior walls (excluding plate glass and doors except as otherwise provided in Paragraph 7 above) and foundation of the Building, in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. Tenant shall be responsible for all other maintenance, repair and replacement with respect to the Premises, including, without limitation, maintenance, repair and replacement of the mechanical, plumbing, electrical and heating, ventilating and air conditioning equipment and systems within or upon the Premises, and Landlord shall have no responsibility therefor. Landlord shall warrant the Tenant Improvements (as defined in Exhibit "C" attached hereto and made a part hereof) against material defects in materials or workmanship for a period of one (1) year from the Commencement Date.

     (b) Landlord agrees to provide water, electricity and gas (when available) service connections into the Premises in accordance with the plans and specifications, if any, described in Exhibit "C" attached hereto and made a part hereof; but Tenant shall pay for all gas, heat, light, power, water, sewer, telephone, sprinkler charges and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and any maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Landlord agrees to furnish to the Premises water for lavatory and drinking purposes, subject to the provisions of subparagraph 12(c) below. Landlord shall in no event be liable for any interruption or failure of utility services on the Premises.

     (c) Tenant will not without the written consent of Landlord use any apparatus or device in the Premises, which will in any way increase the amount of water or other resource usually furnished or supplied for use of the Premises as general office space. If Tenant in Landlord's judgment shall require water or any other resource in excess of that usually furnished or supplied by Landlord for use of the Premises as general office space (it being understood that such an excess may result from the number of fixtures, apparatus and devices in use, the nature of such fixtures, apparatus and devices, the hours of use, or any combination of such factors), Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof, and Landlord may cause a special meter to be installed in the Premises so as to measure the amount of excess water or other resource consumed for any such other use. The cost of any such meters and of installation, maintenance, and repair thereof shall be paid for by Tenant, and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such excess water or other resource consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water or other resource so consumed. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building, (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service utility whatsoever serving the Premises or the Building. Furthermore, Landlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or utilities suppliers in reducing energy or other resources consumption.

     (d) Any sums payable under this Paragraph 12 shall be considered additional rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

     (e) Tenant shall, at its own cost and expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating, ventilating, and air conditioning systems and equipment within the Premises. The maintenance contract and the contractor must be approved by Landlord, which approval shall not be unreasonably withheld or delayed. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and copy thereof delivered to the Landlord) within thirty (30) days of the date Tenant takes possession of the Premises.

     (f) All janitorial services provided by Tenant must be by a janitorial contractor at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant's sole risk and responsibility.

     (g) Landlord shall provide to Tenant and Tenant's employees, agents and business invitees the nonexclusive use of at least five (5) parking spaces per one thousand (1,000) square feet of rentable area occupied by Tenant, such spaces to be within the surface parking areas now or hereafter located on the Property. Landlord reserves the right to designate certain of the parking spaces located upon the Property as "Reserved" and to otherwise limit parking in or restrict access to portions of said parking areas in Landlord's discretion; provided, however, that Tenant shall continue to have access to at least five
(5) parking spaces per 1,000 square feet of rentable area occupied by Tenant.

     13.  ESTOPPEL CERTIFICATE.

     Within seven (7) days following the Commencement Date or any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate substantially in the form attached hereto as Exhibit "D" and made a part hereof, indicating thereon any exceptions thereto which may exist at that time. Failure of Tenant to execute and deliver such certificate shall at Landlord's option constitute a default hereunder. Landlord and Tenant intend and agree that any statement delivered pursuant to this paragraph may be relied upon by Landlord or by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein or anyone to whom Landlord may provide said certificate.

     14.  HOLDING OVER.

     Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of, (i) creation of a month to month tenancy, upon the terms and conditions set forth in this Lease, or (ii) creation of a tenancy of sufferance, in any case upon the terms and conditions set forth in this Lease; provided, however, that the monthly rental (or daily rental under (ii)) shall, in addition to all other sums which are to be paid by Tenant hereunder, whether or not as additional rent, be equal to one hundred fifty percent (150%) of the rental being paid monthly to Landlord under this Lease immediately prior to such termination (prorated in the case of (ii) on the basis of a 365 day year for each day Tenant remains in possession). If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. The foregoing provision for holdover rent shall not preclude Landlord from seeking to recover from Tenant any damages suffered by Landlord as a result of Tenant retaining possession of any portion of the Premises after the termination of this Lease. The provisions of this paragraph shall not constitute a waiver by Landlord of any right of reentry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.

     15.  SUBORDINATION.

     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building, the land upon which the Building or any common areas are situated, and (b) the lien or interest of any mortgage or deed to secure debt which may now exist or hereafter be executed in any amount for which said Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens or interests of mortgages or deeds to secure debt to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant agrees to execute such subordination and attornment agreements as the holder of any mortgage or deed to secure debt on the Building may reasonably require. Attached hereto as Exhibit "G" and incorporated herein is a form of subordination and nondisturbance agreement, which form Tenant agrees is reasonable and agrees to enter into. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed to secure debt. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant.

     16.  RE-ENTRY BY LANDLORD.

     Landlord reserves and shall at all times have the right, upon reasonable prior notice (except in the event of emergency, in which event no prior notice shall be necessary) and exercising reasonable care to re-enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show said Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part or to which access is conveniently made through the Premises, without abatement of rent, and may for that purpose erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon, and about the Premises, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passage ways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building and to change the name, number or designation by which the Building is commonly known.

     17.  INSOLVENCY OR BANKRUPTCY.

     The appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment of Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, or reorganization act, shall at Landlord's option constitute a breach of this Lease by Tenant. Upon the happening of any such event or at any time thereafter, this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant. In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, or reorganization proceedings.

     18.  DEFAULT AND REMEDIES.

     The following events shall be deemed to be events of default by Tenant under this Lease:

     (a) Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein, whether or not treated as additional rent hereunder, and such failure shall continue for a period of ten (10) days after receipt of written notice of non-payment from Landlord; provided, however, notwithstanding the foregoing, Landlord shall not be required to give such notice to Tenant more than two (2) times in any calendar year with respect to Tenant's obligation to make any monetary payment under this Lease, and after Landlord shall have given two (2) such notices in any given calendar year, Tenant shall not be entitled to any notice or cure period for any subsequent default within with such calendar year; or

     (b) Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and such failure shall continue for a period of thirty (30) days after written notice thereof is given to Tenant (provided, if the default is of a nature that cannot be cured within thirty (30) days, no default shall occur if

Tenant commences the cure within such thirty (30) day period and thereafter diligently and continuously pursues the same to conclusion within not more than ninety (90) days); or

     (c) Tenant shall fail to take occupancy of the Premises or shall abandon the Premises during the first thirty-six (36) months of the Lease Term; or

     (d) Tenant shall create or allow to be created in or about the demised Premises any condition or circumstance constituting a hazard to people or property, a nuisance, a trespass, or other condition offensive to Landlord or others, whether or not such condition or circumstance rises to the level of a civil or criminal law violation or action; or

     (e) Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only;

     (f) If, in spite of the provisions hereof, the interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant; or

     (g) Tenant shall assign, sublet or transfer its interest hereunder in violation of this Agreement.

          Upon the occurrence of any such events of default described in this paragraph or elsewhere in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

          (i) Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

          (ii) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess the Premises and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom; Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

          (iii) Upon termination of this Lease, whether by lapse of time, by or in connection with a dispossessory proceeding or otherwise, Landlord shall be entitled to recover as Landlord's actual accrued damages, all rent, including any amount treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus, as Landlord's liquidated damages for the balance of the stated term hereof and not as a forfeiture or penalty, the sum of: (a) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the stated term hereof, less the fair rental value of the Premises for such residue (taking into account the time and expenses necessary to obtain a replacement tenant or tenants, including expenses hereinafter described in subparagraph (iv)(B) relating to recovery of the Premises, preparation for reletting and for reletting itself), and (b) the cost of performing any other covenants which would have otherwise been performed by Tenant.

          (iv) (A) Upon termination of Tenant's right to possession of the demised Premises, regardless of whether such termination occurs as a result of a dispossessory proceeding, distraint proceeding, exercise of right of termination, re-entry, lease expiration or otherwise, Tenant shall remain liable for payment of all rent thereafter accruing and for performance of all obligations thereafter performable under this Lease. Landlord may, at Landlord's option, enter the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in subparagraph
(g)(ii) above, without such entry and possession releasing Tenant from any obligation, including Tenant's obligation to pay rent, including any amounts treated as additional rent, hereunder for the full term of the Lease.

                (B) Landlord may, but need not, relet the Premises or any part thereof for such rent and upon such terms as Landlord in its sole discretion shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character and use made of the Premises) and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises, and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses for reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining term hereof, together with the costs of repairs, alterations, additions, redecorating, and Lessor's expenses of reletting and the collection of the rent accruing therefrom (including attorneys' fees and broker's commissions), Tenant shall pay to Landlord, as Landlord's liquidated damages and not as a forfeiture or penalty, the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under this section from time to time.

          (v) Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder, and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom, and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

          (vi) Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

               Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or available in equity (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay reasonable attorneys' fees so incurred.

               Without limiting the foregoing, to the extent permitted by law, Tenant hereby: (x) appoints and designates the Premises as a proper place for service of process upon Tenant, and agrees that service of process upon any person apparently employed by Tenant upon the Premises or leaving process in a conspicuous place within the Premises shall constitute personal service of such process upon Tenant (provided, however, Landlord does not hereby waive the right to serve Tenant with process by any other lawful means); (y) expressly waives any right to trial by jury; and (z) expressly waives the service of any notice under any existing or future law of the State of Georgia applicable to landlords and tenants.

     19.  DAMAGE BY FIRE, ETC.

     (a) If the Building, improvements, or Premises are rendered partially or wholly untenantable by fire or other casualty, and if such damage cannot, in Landlord's reasonable estimation, be materially restored within ninety (90) days of such damage, then Landlord may, at its sole option, terminate this Lease as of the date of such fire or casualty. Landlord shall exercise its option provided herein by written notice to Tenant within thirty (30) days of such fire or other casualty. For purposes hereof, the Building, improvements, or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used.

     (b) If this Lease is not terminated pursuant to Paragraph 19(a), then to the extent of available insurance proceeds, Landlord shall proceed with all due diligence to repair and restore the Building, improvements or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of this Lease exclusive of any option which is unexercised at the date of such damage).

     (c) If this Lease shall be terminated pursuant to this Paragraph 19, the term of this Lease shall end on the date of such damage as if that date had been originally fixed in this Lease for the expiration of the term hereof. If this Lease shall not be terminated by Landlord pursuant to this Paragraph 19 and if the Premises is untenantable in whole or in part following such damage, the rent payable during the period in which the

Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.

          In no event shall Landlord be required to rebuild, repair or replace any part of the partitions, fixtures, additions or other improvements which may have been placed in or about the Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     (d) Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises, Building or Property, or the ground lessor of the Property, requires that any insurance proceeds be paid to it, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such person, whereupon the Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the term.

     (e) In the event of any damage or destruction to the Building or the Premises by any peril covered by the provisions of this Paragraph 19, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant or its licensees from such portion or all of the Building or the Premises as Landlord shall request and Tenant hereby indemnifies, defends and holds Landlord harmless from any loss, liability, costs, and expenses, including attorneys' fees, arising out of any claim of damage or injury as a result of such removal and any alleged failure to properly secure the Premises prior to such removal.

     20.  CONDEMNATION.

     (a) If any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate effective when the physical taking shall occur in the same manner as if the date of such taking were the date originally fixed in this Lease for the expiration of the term hereof. As used herein, "substantial part" shall mean more than twenty percent (20%).

     (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord, to the extent of available condemnation awards, shall undertake to restore the Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all circumstances.

     (c) Tenant shall not share in any condemnation award or payment in lieu thereof or in any award for damages resulting from any grade change of adjacent streets, the same being hereby assigned to Landlord by Tenant; provided, however, that Tenant may separately claim and receive from the condemning authority, if legally payable, compensation for Tenant's removal and relocation costs and for Tenant's loss of business and/or business interruption.

     (d) Notwithstanding anything to the contrary contained in this paragraph, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under power of eminent domain during the term of this Lease, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease; in the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the use of or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration of the Premises and the use and occupancy of the Premises after the end of the term of this Lease.

     21.  SALE BY LANDLORD.

     In the event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Tenant agrees to attorn to the purchaser or assignee in any such sale.

     22.  RIGHT OF LANDLORD TO PERFORM.

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to perform any acts, covenants or agreements to be performed by Tenant under any of the terms of this Lease or to pay any sum of money, other than rent, required to be paid by it hereunder, and such failure shall continue for ten (10) days after written notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such act, covenant or agreement on Tenant's part to be made or performed as in this Lease provided. All sums so paid by Landlord or costs related to Landlord's performance of such acts, covenants or agreements and all necessary incidental costs, together with interest thereon at the Agreed Interest Rate as defined in Paragraph 8 hereof from the date of such payment by Landlord. shall be payable as additional rent to Landlord on demand, and Tenant covenants to pay any such sums, and Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

     23.  SURRENDER OF PREMISES.

     (a) At the end of the term or any renewal thereof or other sooner termination of this Lease, the Tenant will peaceably deliver up to the Landlord possession of the Premises, together with all improvements, alterations or additions upon or belonging to the same, by whomsoever made, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted. Tenant shall, upon the termination of this Lease, remove all movable furniture, equipment and computer and telephone cables belonging to Tenant, at Tenant's sole cost, title to which shall be in name of Tenant until such termination, repairing any material damage caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord. Unless otherwise agreed to in writing by Landlord, Tenant shall remove, at Tenant's sole cost, any or all permanent improvements or additions to the Premises installed by or at the expense of Tenant and all movable furniture, equipment and computer and telephone cables belonging to Tenant which may be left by Tenant and repair any damage resulting from such removal.

     (b) The voluntary or other surrender of this lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

     24.  WAIVER.

     If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

     25.  NOTICES.

     Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be hand-delivered in person, by reputable courier service or sent by United States Mail, registered, postage prepaid, to the addresses set forth below:

         IF TO LANDLORD:   SVA Oxford Limited Partnership
                           c/o Simmons, Vedder & Co.
                           1293 Peachtree Street, N.E., Suite 222
                           Atlanta, Georgia 30309
                           Attention: Mr. David N. Arnow
                           Fax: 404-873-5422

         WITH A COPY TO:   Brannen/Goddard Company
                           780 Johnson Ferry Road, N.W.
                           Suite 155
                           Atlanta, Georgia 30342
                           Attention: Property Manager, Lakeview 400
                           Fax: 404-250-1784

         IF TO TENANT:     Vanstar Corporation
                           5964 West Las Positas Boulevard
                           Pleasanton, California 94566
                           Attention: Director of Corporate Facilities
                           Fax: (510) 734 4226


     Any notice, demand or request which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notices, demands or requests are hand-delivered in person or (ii) on the third day after the mailing of such notices, demands or requests in accordance with the preceding portion of this paragraph.

     Either Landlord or Tenant shall have the right from time to time to designate by written notice to the other party such other places in the United States as Landlord or Tenant may desire written notice to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two copies of any such notice, demand or request required or permitted hereunder.

     26.  CERTAIN RIGHTS RESERVED TO THE LANDLORD.

     Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:

     (a) To change the name of the Building (provided that Landlord shall reimburse Tenant for Tenant's reasonable additional stationery costs resulting from such name change);
     (b) To designate all sources furnishing sign painting and lettering, toilet supplies, lamps and bulbs used in the Premises; provided such designated sources are consistent with the operation of a first class office building;
     (c)  To retain at all times pass keys to the Premises;
     (d) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building provided such designated person or entity is consistent with the operation of a first class office building;
     (e) To take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or Landlord's interest, or as may be necessary or desirable in the operation of the Building.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.

     27.  ABANDONMENT.

     During the first thirty-six (36) months of the Lease Term, Tenant shall not abandon the Premises at any time during the term, and if Tenant shall abandon or surrender said Premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of Landlord, be deemed to be abandoned and title thereto shall thereupon pass to Landlord.

     28.  SUCCESSORS AND ASSIGNS.

     Subject to the provisions of Paragraph 9 hereof, the terms, covenants, and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto.

     29.  ATTORNEY'S FEES.

     In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the Court in such action or proceeding.

     30.  AUTHORITY.

     If Tenant signs as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in Georgia, that Tenant has full right and authority to enter into this Lease, and that each of the persons signing on behalf of Tenant were authorized to do so. Upon Landlord's request Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

     31.  MORTGAGE APPROVALS.

     Any provisions of this Lease requiring the approval or consent of Landlord shall not be deemed to have been unreasonably withheld if any mortgagee (which shall include the holder of any deed to secure debt) of the Premises, Building or Property or any portion thereof shall refuse or withhold its approval or consent thereto. Any requirement of Landlord pursuant to this Lease which is imposed pursuant to the direction of any such mortgagee shall be deemed to have been reasonably imposed by Landlord if made in good faith.

     32.  MISCELLANEOUS.

     (a) The paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" as used in this Lease shall include the Landlord, its successors and assigns. In any case where this Lease is signed by more than one person, the obligations hereunder shall be joint and several. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, and permitted assigns, according to the context hereof.

     (b) Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of Georgia. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument by the parties hereto.

     (c) If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

     (d) All obligations of Tenant and Landlord hereunder not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term hereof.

     (e) If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease or any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.

     (f) Except for monetary obligations, including, but not limited to, the payment of rent and other obligations that can be satisfied solely by the payment of money, whenever a period of time is herein prescribed for action to be taken by either party, that party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of such party.

     (g) Notwithstanding any other provisions of this Lease to the contrary, if the Commencement Date hereof shall not have occurred before the twentieth (20th) anniversary of the date hereof, this Lease shall be null and void and neither party shall have any liability or obligation to the other hereunder. The purpose and intent of this provision is to avoid the application of the rule against perpetuities to this Lease.

     33.  [INTENTIONALLY OMITTED]

     34.  QUIET ENJOYMENT.

     Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference, nuisance or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference, nuisance or disturbance.

     35.  LANDLORD'S LIABILITY.

     Any liability of Landlord under this Lease shall be enforceable only out of the interest of Landlord in the Building and in no event out of the separate assets of Landlord or any shareholder, partner or member of Landlord.

     36.  [INTENTIONALLY OMITTED]

     37.  NO ESTATE.

     This contract shall create the relationship of Landlord and Tenant, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant, except as provided for herein and in compliance herewith.

     38.  LEASE EFFECTIVE DATE.

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     39.  RULES AND REGULATIONS.

     (a) Tenant shall faithfully observe and comply with the rules and regulations set forth on Exhibit "E" attached hereto and made a part hereof, and all reasonable modifications thereof and additions thereto, from time to time put into effect by Landlord. Landlord shall supply Tenant with any such changes or amendments to said rules. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. Tenant will be responsible for causing its employees, customers, subtenants, licensees, invitees, agents, concessionaires and contractors to comply with all such rules and regulations.

     (b) Tenant acknowledges and agrees that Landlord may insist upon compliance with and enforce the rules and regulations as well as any laws, statutes, ordinances or governmental rules or regulations as mentioned in Paragraph 5 above, and may, pursuant to the Georgia Criminal Trespass Statute (Official Code of Georgia Annotated, Section 16-7-21), prohibit any person including any of Tenant's employees, agents, customers, licensees, guests, invitees, concessionaires, or contractors from entering or remaining upon all or any portion of the Building, including the Premises, or any other building or property within the Lakeview 400 project, if Landlord determines in its sole discretion that said person has not complied with any law, ordinance, rule or regulation or poses a threat to the safety, welfare or health of any person or to the maintenance or orderliness of the administration of the Building. Tenant further agrees that it shall not interfere with or object to Landlord's enforcement of any such laws, ordinances, rules and regulations including Official Code of Georgia Annotated, Section 16-77-21 or any similar statute.

     40.  SPECIAL STIPULATIONS.

     Special Stipulations to this Lease are set forth on Exhibit "F" attached hereto and made a part hereof. In the event of any conflict between any provision set forth in Exhibit "F" and any provision contained elsewhere in this Lease, the former in all events shall supersede, prevail and control.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

                           LANDLORD:

                           SVA OXFORD LIMITED PARTNERSHIP,
                           a Texas limited partnership

                           By: Simmons, Vedder Co., a Texas corporation, general partner

                                    By:  /s/ David Arnow
                                         ---------------------------
                                         Name: David Arnow
                                         Title: Vice President

                           TENANT:

                           VANSTAR CORPORATION,
                           a Delaware corporation

                           By:  /s/ Tom Heinrich 8-13-97
                                ------------------------------------
                                Name:  Tom Heinrich
                                       -----------------------------
                                Title: Director Facilities
                                       -----------------------------


                           Attest: /s/ Theresa Pimentel
                                   ---------------------------------
                                Name:  Theresa Pimentel
                                     -------------------------------
                                Title: Supervisor Facilities
                                       -----------------------------

                                            (CORPORATE SEAL)





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